Exhibit 99.3

Dell Enters Exciting New Chapter

To: Global Dell Team

Dell confidential – For internal use only

Today, we announced a definitive agreement for me and global technology investment firm Silver Lake to acquire Dell and take it private.

This transaction is an exciting new chapter for Dell, our team and our customers. We can immediately deliver value to stockholders, while continuing to execute our long-term growth strategy and focus on helping customers achieve their goals.

Together, we have built an incredible business that generates nearly $60 billion in annual revenue. We deliver enormous customer value through end-to-end solutions that are scalable, secure and easy to manage, and Enterprise Solutions and Services now account for 50 percent of our gross margins.

Dell’s transformation is well underway, but we recognize it will still take more time, investment and patience. I believe that we are better served with partners who will provide long-term support to help Dell innovate and accelerate the company’s transformation strategy. We’ll have the flexibility to continue organic and inorganic investment, and grow our business for the long term.

I am particularly pleased to be in partnership with Silver Lake, a world-class investment firm with an outstanding reputation and significant experience in the technology sector. They know all the technology business models, understand the value chain and have an extremely strong global network of contacts. I am also glad that Microsoft is part of the transaction, further building on a nearly 30-year relationship.

I am honored to continue serving as chairman and CEO, and I look forward to working with all of you, including our current senior leadership team, to accelerate our efforts. There is much more we can accomplish together. I am committed to this journey and I am grateful for your dedication and support. Please, stay focused on delivering results for our customers and our company.

There is still considerable work to be done, and undoubtedly both challenges and triumphs lie ahead, but as always, we are making the right decisions to position Dell, our team and our customers for long-term success.

Michael

Forward Looking Statements

Any statements in this communication about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 3, 2012, which was filed with the SEC on March 13, 2012, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 3, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.